UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

HYPERSOLAR, INC.

(Exact name of registrant as specified in charter)

NEVADA	000-54437	26-4298300
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Castillo Street, Suite 320, Santa Barbara, CA 93101

(Address of Principal Executive Offices) (Zip Code)

(805) 966-6566

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation.

On August 10, 2018 (the “Effective Date”), HyperSolar, Inc. (the “Company”) issued and sold a promissory note (the “Promissory Note”) in the aggregate principal amount of $500,000 to an accredited investor, of which $100,000 was advanced upon issuance of the Note and the balance to be advanced at the discretion of the investor. The principal and interest of each advance under the Promissory Note is due and payable twelve (12) months from the effective date of such advance. The Promissory Note bears interest at a rate of 10% per annum and is convertible into shares of common stock of the Company at a price of the lesser of (a) $0.005 per share of the Company’s common stock or (b) Sixty-one (61%) of the lowest trading price of the Company’s common stock recorded on any trading day after the Effective Date.

In connection with the issuance of the Promissory Note, the Company relied upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Promissory Note filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2018

HYPERSOLAR, INC.

By:	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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